Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-105682) pertaining to The Gorman-Rupp Company 401(k) Plan of our report dated June 26, 2009, with respect to the financial statements and schedules of The Gorman-Rupp Company 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.
/s/ ERNST & YOUNG LLP
Cleveland, Ohio
June 26, 2009

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